Exhibit 10.1




        =================================================================



                            STOCK PURCHASE AGREEMENT


                                      among


                                  MEDICON, INC.

                         WHITNEY 1990 EQUITY FUND, L.P.

                               J.H. WHITNEY & CO.,

                      CHEMICAL VENTURE CAPITAL ASSOCIATES,
                        A CALIFORNIA LIMITED PARTNERSHIP

                                 ALAN P. MINTZ,

                                 JOHN E. ADAMS,

                              LAWRENCE RUBINSTEIN,

                                   ALAN SPIRO,

                                  NANCIE BLATT

                                       and

                               SHELDON K. GULINSON

                         ______________________________

                          Dated as of November 3, 1994
                         ______________________________


        ================================================================

                                  TABLE OF CONTENTS
                                  -----------------


                                                                       Page
                                                                       ----

          ARTICLE 1    DEFINITIONS  . . . . . . . . . . . . . . . . . .   2
               1.1     Definitions  . . . . . . . . . . . . . . . . . .   2
               1.2     Accounting Terms; Financial Statements . . . . .   9

          ARTICLE 2    PURCHASE AND SALE OF STOCK . . . . . . . . . . .  10
               2.1     Purchase and Sale of Stock . . . . . . . . . . .  10
               2.2     Powers, Rights and Preferences . . . . . . . . .  11
               2.3     Reimbursement of Expenses  . . . . . . . . . . .  12
               2.4     Closing  . . . . . . . . . . . . . . . . . . . .  12

          ARTICLE 3    CONDITIONS TO THE OBLIGATION
                       OF THE PURCHASERS TO CLOSE   . . . . . . . . . .  12
               3.1     Representations and Warranties . . . . . . . . .  12
               3.2     Compliance with this Agreement . . . . . . . . .  13
               3.3     Secretary's Certificate  . . . . . . . . . . . .  13
               3.4     Documents  . . . . . . . . . . . . . . . . . . .  13
               3.5     Purchase Permitted by Applicable Laws  . . . . .  13
               3.6     Opinion of Counsel . . . . . . . . . . . . . . .  13
               3.7     Consents and Approvals . . . . . . . . . . . . .  13
               3.8     No Material Adverse Change . . . . . . . . . . .  14
               3.9     Capitalization and Ownership; Conduct of Business
                                                                         14
               3.10    Registration Rights Agreement  . . . . . . . . .  14
               3.11    Stockholders' Agreement  . . . . . . . . . . . .  14
               3.12    Certificate of Incorporation and By-laws . . . .  14
               3.13    Employment Agreements  . . . . . . . . . . . . .  14
               3.14    Subordinated Loan  . . . . . . . . . . . . . . .  15
               3.15    Additional Capital Contribution  . . . . . . . .  15
               3.16    Share Redemption . . . . . . . . . . . . . . . .  15
               3.17    Stock Option Plans . . . . . . . . . . . . . . .  15
               3.18    Subsidiary . . . . . . . . . . . . . . . . . . .  15
               3.19    Shareholder Loans  . . . . . . . . . . . . . . .  15
               3.20    No Material Judgment or Order  . . . . . . . . .  15
               3.21    Pro Forma Balance Sheet  . . . . . . . . . . . .  15

          ARTICLE 4    CONDITIONS TO THE OBLIGATION OF THE
                       COMPANY AND THE MANAGEMENT STOCKHOLDERS TO CLOSE  16
               4.1     Representations and Warranties . . . . . . . . .  16
               4.2     Compliance with this Agreement . . . . . . . . .  16
               4.3     Issuance Permitted by Applicable Laws  . . . . .  16
               4.4     Consents and Approvals . . . . . . . . . . . . .  16
               4.5     Stockholders' Agreement  . . . . . . . . . . . .  17
               4.6     No Material Judgment or Order  . . . . . . . . .  17

          ARTICLE 5    REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                       AND THE MANAGEMENT STOCKHOLDERS  . . . . . . . .  17
               5.1     Corporate Existence and Power  . . . . . . . . .  17






















                                          i




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                                                                       Page
                                                                       ----

               5.2     Corporate Authorization; No Contravention  . . .  18
               5.3     Governmental Authorization; Third Party Consents  18
               5.4     Binding Effect . . . . . . . . . . . . . . . . .  19
               5.5     Litigation . . . . . . . . . . . . . . . . . . .  19
               5.6     Compliance with Laws . . . . . . . . . . . . . .  19
               5.7     No Default or Breach . . . . . . . . . . . . . .  20
               5.8     Title to Properties  . . . . . . . . . . . . . .  20
               5.9     Taxes  . . . . . . . . . . . . . . . . . . . . .  20
               5.10    Financial Condition  . . . . . . . . . . . . . .  21
               5.11    ERISA  . . . . . . . . . . . . . . . . . . . . .  22
               5.12    Disclosure . . . . . . . . . . . . . . . . . . .  22
               5.13    No Material Adverse Change . . . . . . . . . . .  23
               5.14    Environmental Matters  . . . . . . . . . . . . .  23
               5.15    Investment Company/Government Regulations  . . .  24
               5.16    Subsidiaries . . . . . . . . . . . . . . . . . .  24
               5.17    Capitalization . . . . . . . . . . . . . . . . .  25
               5.18    Solvency . . . . . . . . . . . . . . . . . . . .  25
               5.19    Private Offering . . . . . . . . . . . . . . . .  25
               5.20    Broker's, Finder's or Similar Fees . . . . . . .  26
               5.21    Labor Relations  . . . . . . . . . . . . . . . .  26
               5.22    Employee Benefit Plans . . . . . . . . . . . . .  26
               5.23    Patents, Trademarks, Etc.  . . . . . . . . . . .  27
               5.24    Potential Conflicts of Interest  . . . . . . . .  28
               5.25    Trade Relations  . . . . . . . . . . . . . . . .  28
               5.26    Outstanding Borrowings . . . . . . . . . . . . .  28
               5.27    Material Contracts.  . . . . . . . . . . . . . .  29
               5.28    Insurance  . . . . . . . . . . . . . . . . . . .  29
               5.29    Prospective Contracts and Projections  . . . . .  30
               5.30    Effect of Proposed Transactions on Representations
                                                                         30
               5.31    Revenue Accounting . . . . . . . . . . . . . . .  30
               5.32    Small Business Matters . . . . . . . . . . . . .  30

          ARTICLE 6    REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS  31
               6.1     Authorization; No Contravention  . . . . . . . .  31
               6.2     Binding Effect . . . . . . . . . . . . . . . . .  31
               6.3     Purchase for Own Account . . . . . . . . . . . .  31
               6.4     Broker's, Finder's or Similar Fees . . . . . . .  32

          ARTICLE 7    INDEMNIFICATION  . . . . . . . . . . . . . . . .  32
               7.1     Indemnification  . . . . . . . . . . . . . . . .  32
               7.2     Notification . . . . . . . . . . . . . . . . . .  34
               7.3     Limitations on Indemnification . . . . . . . . .  35

          ARTICLE 8    AFFIRMATIVE COVENANTS  . . . . . . . . . . . . .  36
               8.1     Operation of Company . . . . . . . . . . . . . .  36
               8.2     Exclusivity  . . . . . . . . . . . . . . . . . .  36
               8.3     Use of Proceeds  . . . . . . . . . . . . . . . .  36
               8.4     Consummation of Share Redemption . . . . . . . .  36























                                          ii




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                                                                       Page
                                                                       ----

               8.5     Taxes  . . . . . . . . . . . . . . . . . . . . .  36
               8.6     Information Rights . . . . . . . . . . . . . . .  37

          ARTICLE 9    MISCELLANEOUS  . . . . . . . . . . . . . . . . .  39
               9.1     Survival of Representations and Warranties . . .  39
               9.2     Notices  . . . . . . . . . . . . . . . . . . . .  39
               9.3     Successors and Assigns . . . . . . . . . . . . .  40
               9.4     Amendment and Waiver . . . . . . . . . . . . . .  41
               9.5     Counterparts . . . . . . . . . . . . . . . . . .  41
               9.6     Headings . . . . . . . . . . . . . . . . . . . .  41
               9.7     Governing Law  . . . . . . . . . . . . . . . . .  41
               9.8     Jurisdiction . . . . . . . . . . . . . . . . . .  42
               9.9     Severability . . . . . . . . . . . . . . . . . .  42
               9.10    Rules of Construction  . . . . . . . . . . . . .  42
               9.11    Variations in Pronouns . . . . . . . . . . . . .  42
               9.12    Entire Agreement . . . . . . . . . . . . . . . .  42
               9.13    Certain Expenses . . . . . . . . . . . . . . . .  42
               9.14    Publicity  . . . . . . . . . . . . . . . . . . .  43
               9.15    Limitations on Rights of Third Parties.  . . . .  43
               9.16    Further Assurances . . . . . . . . . . . . . . .  43


          Exhibits
          --------

          A -  Terms of Preferred Shares and Common Shares
          B -  Form of Registration Rights Agreement
          C -  Form of Stockholders' Agreement


          Schedules
          ---------

          2.1          Names of Purchasers, Number of Shares of Series A
                       Preferred Stock, Number of Shares of Class B Common
                       Stock and Purchase Prices Thereof
          3.19         Shareholder Loans
          5.5          Litigation
          5.9          Exceptions to S Corporation Elections
          5.13         Material Adverse Change
          5.16         Subsidiaries
          5.17         Capitalization
          5.22(a)      Employee Benefits
          5.22(b)      Employee Benefits
          5.24         Conflicts of Interest
          5.26         Outstanding Borrowings
          5.27         Material Contracts
          5.28         Insurance

                            STOCK PURCHASE AGREEMENT


          AGREEMENT, dated as of November 3, 1994, among MEDICON, INC., an Illinois corporation (the "Company"), WHITNEY 1990 EQUITY FUND, L.P., a Delaware
                           -------
limited partnership ("Whitney Equity Fund"), J.H. WHITNEY & CO., a New York limited partnership ("Whitney"), CHEMICAL VENTURE CAPITAL ASSOCIATES, A
                      -------
California Limited Partnership ("CVCA" and, together with Whitney Equity Fund
                                 ----
and Whitney, the "Purchasers"), ALAN P. MINTZ ("Mintz"), JOHN E. ADAMS
                  ----------
("Adams"), LAWRENCE RUBINSTEIN ("Rubinstein"), ALAN SPIRO ("Spiro"), NANCIE
                                 ----------                 -----
BLATT ("Blatt") and SHELDON K. GULINSON ("Gulinson" and, together with Mintz,
        -----                             --------
Adams, Rubinstein, Spiro and Blatt, the "Management Stockholders").
                                         -----------------------

          WHEREAS, the Company proposes to issue and sell to the Purchasers
(a) 1,262,000 shares of Series A Convertible Preferred Stock, no par value, and
(b) 427,328 shares of Class B Common Stock, no par value, of the Company for an aggregate purchase price of $30,000,000.00 (subject to adjustment as set forth in Section 2.1.2);

          WHEREAS, it is contemplated that concurrently with the execution of this Agreement, pursuant to a Subordinated Note and Stock Purchase Agreement, dated as of the date hereof (the "Subordinated Note and Stock Purchase Agree-
                                  -------------------------------------------
ment"), among the Company, Whitney Subordinated Debt Fund, L.P. ("Whitney Debt
- ----                                                              ------------
Fund"), CVCA and the Management Stockholders, (a) the Company will issue and
- ----
sell to Whitney Debt Fund and CVCA Senior Subordinated Promissory Notes due November 3, 2001 in the aggregate principal amount of $10,000,000.00 (the "Senior Subordinated Notes") and (b) the Company will issue and sell to Whitney
 -------------------------
Debt Fund and CVCA 123,156 shares (the "Class A Shares") of Class A Common
                                        --------------
Stock, no par value, of the Company (the transactions contemplated by items (a) and (b) of this recital are collectively referred to herein as the "Subordinated
                                                                    ------------
Loan"); and
- ----

          WHEREAS, it is further contemplated that such other transactions as are described in Articles 3 and 8 hereof shall be consummated as provided for in such Articles and any other documents pertaining to such transactions;

          NOW, THEREFORE, in consideration of the mutual covenants and agree-ments set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:




































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                                                                        2






                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

          1.1  Definitions.  As used in this Agreement, and unless the context
               -----------
requires a different meaning, the following terms have the meanings indicated:

          "Accounting Change" means any change in GAAP after the date hereof
           -----------------
occasioned by promulgation of rules, regulations, pronouncements or opinions by or otherwise required by the Financial Accounting Standards Board (or a successor thereto), which change results in a decrease in the amount of revenue recognized by the Company and its subsidiaries.

          "Affiliate" means, as to any Person, any other Person directly or
           ---------
indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement" means this Agreement (including the exhibits and schedules
           ---------
hereto) as the same may be amended, supplemented or modified in accordance with the terms hereof.

          "Audited Financial Statements" has the meaning assigned to such term
           ----------------------------
in Section 5.10(a).

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

          "Capital Lease Obligations" means, as to any Person, any obligation of
           -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligation is required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP.

          "Class A Shares" has the meaning assigned to that term in the second
           --------------
Whereas clause of this Agreement.

          "Class A Common Stock" means the Class A Common Stock, no par value,
           --------------------
of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

          "Class B Common Stock" means the Class B Common Stock, no par value,
           --------------------
of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

          "Closing Date" means the date specified in Section 2.4.
           ------------

          "Closing" has the meaning assigned to that term in Section 2.4.
           -------

          "Code" means the Internal Revenue Code of 1986, as amended, or any
           ----
successor statute thereto.

          "Commission" means the Securities and Exchange Commission or any
           ----------
similar agency then having jurisdiction to enforce the Securities Act.

          "Common Shares" has the meaning assigned to such term in Section 2.1.
           -------------

          "Common Stock" means the Company's Class A Common Stock and Class B
           ------------
Common Stock.

          "Condition of the Company" means the assets, business, properties,
           ------------------------
operations or financial condition of the Company and its Subsidiaries, taken as a whole.

          "Contingent Obligation" means, as to any Person, any direct or
           ---------------------
indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation (each a "primary
                                                                  -------
obligation") of another Person (with respect to a given primary obligation, the
- ----------
"primary obligor"), whether or not contingent, (a) to purchase, repurchase or
 ---------------
otherwise acquire any such primary obligation or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor in respect of any such primary obligation or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of such primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

          "Contractual Obligations" means, as to any Person, any provision of
           -----------------------
any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

          "Defined Benefit Plan" means a defined benefit plan within the meaning
           --------------------
of Section 3(35) of ERISA or Section 414(j) of the Code, whether funded or unfunded, qualified or nonqualified (whether or not subject to ERISA or the Code).

          "EBITDA" shall mean, with respect to the Company and its Subsidiaries
           ------
on a consolidated basis for any period, the sum of (a) Net Income for such period, (b) Interest Expense for such period, (c) Federal, state and local income and franchise taxes deducted from revenue in determining such Net Income,
(d) depreciation and amortization deducted from revenue in determining such Net Income (including any effect from the capitalization, amortization and write-off of implementation costs) and (e) all non-cash expenses which reduce Net Income, less (f) interest income and all non-cash items which increase Net Income. For purposes of calculating (e) and (f) above, all items that would not be considered operating items in the ordinary course of business or would result in changes in long-term asset or liability accounts shall be excluded.

          "Environmental Laws" means any federal, state, territorial, provincial
           ------------------
or local law, common law doctrine, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, together with any other laws (federal, state, territorial, provincial or local) relating to emissions, discharges, releases or threatened releases of any pollutant or contaminant, including, without limitation, medical, chemical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, discharge or handling of any contaminant.

          "ERISA Affiliate" means any Person that is treated as a single
           ---------------
employer with the Company or any of its Subsidiaries under Section 414(b), (c),
(m) or (o) of the Code.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "Event of Default" means (a) any default by the Company or the
           ----------------
Management Stockholders in the due observance or performance of any covenant or agreement to be observed or performed pursuant to Article 8 of this Agreement or pursuant to any other Transaction Agreement or any Related Transaction Agreement or (b) any representation, warranty, certification or statement made by or on behalf of the Company or the Management Stockholders in this Agreement or in any other Transaction Agreement, any Related Transaction Agreement or in any certificate or other document delivered pursuant hereto or thereto shall have been incorrect in any material respect when made.

          "Exchange Act" means the Securities and Exchange Act of 1934, as
           ------------
amended, and the rules and regulations of the Commission thereunder.

          "GAAP" means generally accepted United States accounting principles in
           ----
effect from time to time.

          "Governmental Authority" means the government of any nation, state,
           ----------------------
city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative func-tions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Hazardous Materials" means those substances which are regulated by or
           -------------------
form the basis of liability under any Environmental Laws.

          "Indebtedness" means, as to any Person, (a) all obligations of such
           ------------
Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any lien (other than liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person and (h) all Contingent Obligations of such Person.

          "Indemnified Party" has the meaning assigned to such term in
           -----------------
Section 7.1.

          "Interest Expense" shall mean, with respect to the Company and its
           ----------------
Subsidiaries on a consolidated basis for any period, the sum of (a) gross interest expense of the Company and its subsidiaries for such period in accordance with GAAP consistently applied, including (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense and
(iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, and (b) any other capitalized interest of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Junior Subordinated Notes" means the Company's Junior Subordinated
           -------------------------
Promissory Notes, dated the Closing Date, issued pursuant to the Share Redemption Agreement.

          "Liabilities" has the meaning assigned to such term in Section 7.1.
           -----------

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock or equity related preferences), including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, any interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing.

          "Medicon Stock Option Plans" means (i) the Medicon, Inc. Time
           --------------------------
Accelerated Restricted Stock Option Plan for Certain Employees, (ii) the Medicon, Inc. Stock Option Plan for Non-Employee Directors and (iii) such other stock option plans as may be approved from time to time by the Board of Directors of the Company.

          "Net Income" shall mean for any period and prior to accounting for the
           ----------
payment of any dividends on the Series A Preferred Stock, (a) the net income
(loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, minus (b) the aggregate for such period of, without
                         -----
duplication, (i) the net income (loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, determined in accordance with GAAP, and (ii) any other items that are treated as expenses under GAAP, but excluding from the definition of Net Income any extraordinary or non-recurring charges, expenses, gains or losses, all computed in accordance with GAAP.

          "Outstanding Borrowings" means all Indebtedness of the Company or any
           ----------------------
of its Subsidiaries for money borrowed.

          "Person" means any individual, firm, corporation, partnership, trust,
           ------
incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

          "Plans" has the meaning assigned to such term in Section 5.22.
           -----

          "Preferred Shares" has the meaning assigned to such term in
           ----------------
Section 2.1.

          "Pro Forma Balance Sheet" means the pro forma consolidated balance
           -----------------------
sheet of the Company and its Subsidiaries delivered pursuant to Section 3.22.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement substantially in the form attached hereto as Exhibit B.
                                                       ---------

          "Related Transaction Agreements" means all of the agreements executed
           ------------------------------
and delivered in connection with the Share Redemption.

          "Requirements of Law" means, as to any Person, the articles or
           -------------------
certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the Commission promulgated thereunder.

          "Senior Subordinated Notes" has the meaning assigned to that term in
           -------------------------
the second Whereas clause of this Agreement.

          "Series A Preferred Stock" means the Series A Convertible Preferred
           ------------------------
Stock, no par value, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

          "Share Redemption" means the redemption by the Company of common stock
           ----------------
from the Management Stockholders as contemplated by the Share Redemption Agreement.

          "Share Redemption Agreement" means the Redemption Agreement, dated as
           --------------------------
of the date hereof, among the Company and the Management Stockholders.

          "Shares" has the meaning assigned such term in Section 2.1.
           ------

          "Solvent" means, as to any Person, that the fair saleable value on a
           -------
going concern basis of the assets and property of such Person is, on the date of determination, greater than the total amount of liabilities (including contin-gent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that is probable to become an actual or matured liability.

          "State Regulatory Laws" means the laws, rules or regulations of any
           ---------------------
Governmental Authority of any state for which any consent, approval or expiration of any waiting period is necessary in connection with the proposed purchase and sale contemplated hereby.

          "Stockholders' Agreement" means the Stockholders' Agreement
           -----------------------
substantially in the form attached hereto as Exhibit C.
                                             ---------

          "Subordinated Note and Stock Purchase Agreement" has the meaning
           ----------------------------------------------
assigned to such term in the second Whereas clause of this Agreement.

          "Subordinated Loan" has the meaning assigned to such term in the
           -----------------
second Whereas clause of this Agreement.

          "Subsidiary" means, with respect to any Person, a corporation or other
           ----------
entity of which 50% or more of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          "Tax" or "Taxes" means all federal, state, county, local, foreign and
           ---      -----
other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with any proposed adjustment relating to any of the foregoing (including advice in connection with contesting such adjustment).

          "Transaction Agreements" means, collectively, this Agreement, the
           ----------------------
Stockholders' Agreement, the Registration Rights Agreement, the Subordinated Note and Stock Purchase Agreement and the Senior Subordinated Notes.

          "Unaudited Financial Statements" has the meaning assigned to such term
           ------------------------------
in Section 5.10(a).

          "Zechman" means James E. Zechman.
           -------

          1.2  Accounting Terms; Financial Statements.  All accounting terms
               --------------------------------------
used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent certified public accountants regu-larly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.


                                    ARTICLE 2

                           PURCHASE AND SALE OF STOCK
                           --------------------------

          2.1  Purchase and Sale of Stock.
               --------------------------

               2.1.1  Purchase and Sale of Stock.  Subject to the terms and
                      --------------------------
conditions herein set forth, the Company agrees that it will issue to each of the Purchasers, and each of the Purchasers agrees that it will acquire from the Company, on the Closing Date, the number of shares of Series A Preferred Stock (the "Preferred Shares") and Class B Common Stock (the "Common Shares" and,
      ----------------                                  -------------
together with the Preferred Shares the "Shares") set forth next to such
                                        ------
Purchaser's name on Schedule 2.1 hereto.  The purchase price of the Shares to be
                    ------------
acquired by each Purchaser shall be as set forth next to each such Purchaser's name on Schedule 2.1 hereto, as adjusted pursuant to Section 2.1.2.
        ------------

               2.1.2  Purchase Price Adjustment.
                      -------------------------

               (a)  EBITDA and Revenue; Certification of Amounts; Arbitration.
                    ---------------------------------------------------------
As soon as available, but not later than March 31, 1996, the Company shall deliver to the Purchasers a statement certified by Arthur Andersen & Co. (or any successor thereto) or another "Big Five" accounting firm setting forth the amount of the EBITDA and revenue of the Company and its Subsidiaries on a consolidated basis for the fiscal year ended December 31, 1995. The certified amounts of EBITDA and revenue set forth in such statement are hereinafter referred to as the "Certified EBITDA and Revenue Amounts." The Certified EBITDA
                    ------------------------------------
and Revenue Amounts shall become final and binding on the Company and the Purchasers unless the Purchasers give written notice of their disagreement (a "Notice of Disagreement") to the Company within 20 days following receipt of the
 ----------------------
statement setting forth the Certified EBITDA and Revenue Amounts. Any such Notice of Disagreement shall specify in all reasonable detail the nature of any disagreements so asserted. During a period of 30 days following the aforesaid 20-day period, the Company and the Purchasers shall attempt to resolve in writing any differences that they may have with respect to any matter specified in any Notice of Disagreement. If at the end of such 30-day period, the Company and the Purchasers have failed to reach written agreement with respect to all of such matters, then all such matters as specified in any Notice of Disagreement as to which such written agreement has not been reached (the "Disputed Matters") shall be submitted to and reviewed by
                       ----------------
an arbitrator (the "Arbitrator"), which shall be an independent public
                    ----------
accounting firm of outstanding national reputation (other than Arthur Andersen & Co. or any successor thereto) selected by the Company and the Purchasers. If within five business days following the expiration of such 30-day period, the Company and the Purchasers have failed to agree in writing upon the selection of the Arbitrator or any Arbitrator selected by them has not agreed to perform the services called for hereunder, the Arbitrator shall thereupon be selected by the American Arbitration Association (the "AAA"), with preference being given by the
                                       ---
AAA in making such selection to an independent accounting firm (other than any accounting firm having a significant ongoing relationship with the Company, any affiliate of the Company, the Purchasers, any affiliate of the Purchasers, the Management Stockholders or any affiliate of the Management Stockholders) of outstanding national reputation that is willing to perform such services. If a Notice of Disagreement is delivered in a timely manner, the Certified EBITDA and Revenue Amounts, as modified to reflect the resolution of Disputed Matters in accordance with this Section 2.1.2, shall become final and binding on the Company and the Purchasers upon the earlier of (a) the date the Company and the Purchasers resolve in writing all Disputed Matters and (b) the date the Arbitrator resolves in writing all Disputed Matters. The amounts of the Company's EBITDA and revenue that become final and binding on the Company and the Purchasers under this Section 2.1.2 are hereinafter referred to as the "Final EBITDA and Revenue Amounts."
 --------------------------------

               (b)  Payment of Purchase Price Adjustment.  If the Final EBITDA
                    ------------------------------------
and Revenue Amounts exceed $6,359,700.00 and $175,486,750.00, respectively, within five business days following the date upon which the Final EBITDA and Revenue Amounts are determined, an adjustment to the purchase price set forth on
Schedule 2.1 shall be paid by the Purchasers, in an amount set forth next to
- ------------
each Purchaser's name on Schedule 2.1 plus interest from the Closing Date until
                         ------------
the payment of the adjustment to the purchase price pursuant to this Section 2.2, calculated at 6.50% per annum (the "Purchase Price Adjustment").
                                         -------------------------
Notwithstanding the foregoing, however, the Company may at any time waive, in writing, its right to receipt of the Purchase Price Adjustment otherwise provided for in this Section 2.1

          2.2  Powers, Rights and Preferences.  The Preferred Shares and Common
               ------------------------------
Shares shall have the powers, rights and preferences set forth in Exhibit A.
                                                                  ---------

          2.3  Reimbursement of Expenses.  Concurrently with the execution
               -------------------------
hereof, or on such later date as may be specified in writing by the Purchasers, the Company shall reimburse all of the Purchasers' reasonable out-of-pocket expenses (including, without limitation, (i) lawyers' fees, charges and disbursements, (ii) consultants' fees and expenses and (iii) expenses of tombstone advertisements and other public relations expenses) incurred in connection with the transactions contemplated by this Agreement. Any payment to be made by the Company pursuant to this Section 2.3 may, at the discretion of the Purchaser to whom such payment is to be made, be made by way of deduction from the purchase price of the Shares otherwise payable by such Purchaser.

          2.4  Closing.  The purchase and issuance of the Shares shall take
               -------
place at the closing (the "Closing"), to be held at the offices of Paul, Weiss,
                           -------
Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, at 10:00 a.m., Eastern Standard Time, on November 3, 1994, or at such other time and place as the Company and the Purchasers may agree in writing (the "Closing Date"). At the Closing, the Company shall deliver to the Purchasers
 ------------
the Shares against delivery to the Company by the Purchasers of the purchase price therefor by wire transfer of immediately available funds. If the Closing shall not have occurred on or before November 7, 1994, except as provided in the proviso to this sentence, all of the provisions of this Agreement, and the rights and obligations of the parties hereunder, shall terminate and shall be without further force and effect; provided, however, that Sections 2.3, 9.2,
                                  --------  -------
9.3, 9.5, 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13, 9.14, 9.15 and 9.16, and the
rights and obligations of the parties thereunder, shall remain in full force and effect.


                                    ARTICLE 3

                          CONDITIONS TO THE OBLIGATION
                            OF THE PURCHASERS TO CLOSE
                          -----------------------------

          The obligation of the Purchasers to purchase the Shares, to pay the purchase prices therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction, as determined by the Purchasers, of the following conditions on or before the Closing Date (subject to any waiver of any such condition by the Purchasers):

          3.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company and the Management Stockholders contained in Section 5 hereof shall be true and correct at and as of the Closing Date as if made at and as of such date.

          3.2  Compliance with this Agreement.  The Company and the Management
               ------------------------------
Stockholders shall have performed and complied with all of their respective agreements and conditions set forth or contemplated herein that are required to be performed or complied with on or before the Closing Date.

          3.3  Secretary's Certificate.  The Purchasers shall have received a
               -----------------------
certificate from the Company, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying that the attached copies of the Amended and Restated Articles of Incorporation and By-laws of the Company, and resolutions of the Board of Directors of the Company approving this Agreement and the transactions contemplated hereby, are all true, complete and correct and remain unamended and in full force and effect.

          3.4  Documents.  The Purchasers shall have received true, complete and
               ---------
correct copies of such documents as they may request in connection with or relating to the sale of the Shares and the transactions contemplated hereby, all in form and substance satisfactory to the Purchasers.

          3.5  Purchase Permitted by Applicable Laws.  The acquisition of and
               -------------------------------------
payment for the Shares to be acquired by the Purchasers hereunder and the consummation of the transactions contemplated hereby (a) shall not be prohibited by any Requirement of Law, (b) shall not subject any of the Purchasers to any penalty or, in their reasonable judgment, any other onerous condition under or pursuant to any Requirement of Law and (c) shall be permitted by all Require-ments of Law to which they or the transactions contemplated by or referred to herein are subject; and the Purchasers shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

          3.6  Opinion of Counsel.  The Purchasers shall have received opinions
               ------------------
from (i) Katten Muchin & Zavis, counsel to the Company and the Management Stockholders, (ii) Epstein Becker & Green, P.C., regulatory counsel to the Company and (iii) such other counsel as the Purchasers may reasonably request, each dated the Closing Date, relating to the transactions contemplated by or referred to herein, in form and substance acceptable to the Purchasers.

          3.7  Consents and Approvals.  All approvals, consents, exemptions,
               ----------------------
authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law, State Regulatory Laws and Contractual Obligations of the Company or any of the Management Stockholders necessary or required in connection with the execution, delivery or performance (including, without limitation, the issuance of Class A Common Stock upon conversion of the Shares) by the Company or any of the Management Stockholders, or enforcement against the Company and the Management Stockholders, of the Transaction Agreements and the Related Transaction Agreements to which it, she or he, as the case may be, is a party and the transactions contemplated thereby shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof, and all applicable waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

          3.8  No Material Adverse Change.  Since December 31, 1993, there shall
               --------------------------
have been no material adverse change, nor shall any such change be threatened, in the Condition of the Company.

          3.9  Capitalization and Ownership; Conduct of Business.  From the date
               -------------------------------------------------
of this Agreement through the Closing Date, there shall have been no change in the capital structure or ownership of the Company except as contemplated by the Transaction Agreements and the Related Transaction Agreements, and the Company shall not have entered into any transaction or taken any action other than in the ordinary course of its business, except with the prior written consent of the Purchasers.

          3.10  Registration Rights Agreement.  The Company shall have duly
                -----------------------------
executed and delivered the Registration Rights Agreement.

          3.11  Stockholders' Agreement.  The stockholders agreement between the
                -----------------------
Company, the Management Stockholders and Zechman, dated as of January 1, 1994 shall have been terminated, and the Company, the Management Stockholders and Zechman shall have duly executed and delivered the Stockholders' Agreement.

          3.12  Certificate of Incorporation and By-laws.  The Amended and
                ----------------------------------------
Restated Articles of Incorporation and By-laws of the Company shall be in form and substance satisfactory to the Purchasers.

          3.13  Employment Agreements.  The Company shall have entered into
                ---------------------
amendments to the employment agreements of Mintz, Adams, Rubinstein, Spiro, Gulinson, Roberta

Delanois, Cheryl McClees and George Roe in form and substance satisfactory to the Purchasers.

          3.14  Subordinated Loan.  The Company shall have consummated the
                -----------------
Subordinated Loan upon terms and subject to conditions acceptable to the Purchasers as to their form and substance.

          3.15 Additional Capital Contribution.  Mintz, Adams and Rubinstein, in
               -------------------------------
the aggregate, shall have made an additional capital contribution to the Company in the amount of $1,000,000.00 prior to consummation of the Share Redemption.

          3.16  Share Redemption.  The Company and the Management Stockholders
                ----------------
shall have entered into a binding agreement to consummate the Share Redemption, which shall be in form and substance satisfactory to the Purchasers, and all necessary consents and approvals in respect of such transaction shall have been obtained by the Company.

          3.17 Stock Option Plans.  The Company shall have adopted the Medicon
               ------------------
Stock Option Plans.

          3.18 Subsidiary.  All issued and outstanding shares of capital stock
               ----------
of Medicon CI, Inc., a New York corporation, shall have been transferred to the Company so that Medicon CI, Inc. is a wholly-owned Subsidiary of the Company.

          3.19 Shareholder Loans.  All Indebtedness (i) owed to the Company by
               -----------------
Zechman and any Management Stockholder, including the shareholder loans set forth on Schedule 3.19 hereto, shall have been repaid in full to the Company
         -------------
(except to the extent set forth on Schedule 3.19) and (ii) owed to Whitney or an
                                   -------------
affiliate of CVCA by Mintz, Adams and Rubinstein shall have been repaid to Whitney or an affiliate of CVCA, as the case may be.

          3.20  No Material Judgment or Order.  There shall not be on the
                -----------------------------
Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law that, in the judgment of the Purchasers, would (a) prohibit the purchase of the Shares hereunder, (b) subject the Purchasers to any penalty if the Shares were to be purchased hereunder or (c) prohibit the consummation of the transactions contemplated by the Transaction Agreements and Related Transaction Agreements.

          3.21  Pro Forma Balance Sheet.  The Company shall have delivered to
                -----------------------
the Purchasers as of the Closing Date a
pro forma consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1994, certified as true, correct and complete in all material respects by the chief financial officer of the Company, reflecting the effect of the Share Redemption, the Subordinated Loan and the consummation of the transactions contemplated by this Agreement, including all material fees and expenses in connection therewith, and the application of those adjustments to the historical consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1994.


                                    ARTICLE 4

                       CONDITIONS TO THE OBLIGATION OF THE
                COMPANY AND THE MANAGEMENT STOCKHOLDERS TO CLOSE
                ------------------------------------------------

          The obligations of the Company to issue and sell the Shares and of the Company, and the Management Stockholders to perform any other obligations here-under shall be subject to the satisfaction, as determined by the Company and the Management Stockholders of the following conditions on or before the Closing Date (subject to any waiver of any such condition by the Company and the Management Stockholders):

          4.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Purchasers contained in Section 6 hereof shall be true and correct at and as of the Closing Date as if made at and as of such date.

          4.2  Compliance with this Agreement.  The Purchasers shall have
               ------------------------------
performed and complied with all of their agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchasers on or before the Closing Date.

          4.3  Issuance Permitted by Applicable Laws.  The issuance of the
               -------------------------------------
Shares to be issued by the Company hereunder and the consummation of the transactions contemplated hereby (a) shall not be prohibited by any Requirement of Law, (b) shall not subject the Company to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any Requirement of Law and (c) shall be permitted by all Requirements of Law to which it is or the transactions contemplated by or referred to herein are subject.

          4.4  Consents and Approvals.  All approvals, consents, exemptions,
               ----------------------
authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law, State

Regulatory Laws and Contractual Obligations of the Purchasers necessary or required in connection with the execution, delivery or performance by the Purchasers, or enforcement against the Purchasers, of the Transaction Agreements shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof, and all applicable waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

          4.5  Stockholders' Agreement.  The Purchasers shall have duly executed
               -----------------------
and delivered the Stockholders' Agreement.

          4.6  No Material Judgment or Order.  There shall not be on the Closing
               -----------------------------
Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the judgment of the Company, would (a) prohibit the sale of the Shares hereunder, (b) subject the Company to any penalty if the Shares were to be sold hereunder or (c) prohibit the consummation of the transactions contemplated by the Transaction Agreements and Related Transaction Agreements.


                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES
                 OF THE COMPANY AND THE MANAGEMENT STOCKHOLDERS
                 ----------------------------------------------

          The Company and the Management Stockholders each hereby represent and warrant, on a joint and several basis, to the Purchasers as follows:

          5.1  Corporate Existence and Power.
               -----------------------------

               (a) The Company and each of its Subsidiaries: (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; (iii) is duly qualified as a foreign corporation and licensed in each jurisdiction in which such qualification or license is required by law and is in good standing under the laws of each such jurisdiction, except where the failure to be so qualified, licensed or in good standing would not have a material adverse effect on the Condition of the Company; and (iv) has the corporate power and authority to execute, deliver and perform its obligations under each Transaction Agreement and each Related Transaction Agreement to which it is or will be a party.

               (b) The Amended and Restated Articles of Incorporation of the Company and the By-laws of the Company delivered to the Purchasers pursuant to
Section 3.3 are the true and complete copies thereof as in effect on the date hereof. The minute books of the Company which have been made available to the Purchasers contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committee thereof) of the Company since the time of its organization and accurately reflect all transactions referred to in such minutes and consents in lieu of meeting. The stock books of the Company which have been made available to the Purchasers for their inspection are true and complete.

          5.2  Corporate Authorization; No Contravention.   The execution and
               -----------------------------------------
delivery by the Company and its Subsidiaries of each Transaction Agreement and Related Transaction Agreement to which it is a party and the performance of the transactions contemplated hereby or thereby, including, without limitation, the issuance of the Shares, (a) has been duly authorized by all necessary corporate, and, if required, stockholder action and (b) does not contravene the terms of the Company's or any Subsidiary's Certificate of Incorporation or By-Laws, or any amendment of either thereof. The execution, delivery and performance by the Company, its Subsidiaries and the Management Stockholders of each Transaction Agreement and Related Transaction Agreement to which it, she or he, as the case may be, is a party does not and will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under any Contractual Obligation of the Company, any of its Subsidiaries or any of the Management Stockholders or any Requirement of Law applicable to the Company, any of its Subsidiaries or any of the Management Stockholders. Except for the Shareholders Agreement between the Company, the Management Stockholders and Zechman, dated as of January 1, 1994, which is to be terminated in connection with the execution of the Stockholders' Agreement, neither the Company nor any of its Subsidiaries have previously entered into any agreement which is currently in effect or to which the Company or any of its Subsidiaries is currently bound, granting any registration rights to any Person that is inconsistent with the rights to be granted by the Company in the Registration Rights Agreement.

          5.3  Governmental Authorization; Third Party Consents.  No approval,
               ------------------------------------------------
consent, compliance, exemption,
authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, any State Regulatory Law or Contractual Obligation of the Company, any of its Subsidiaries or any of the Management Stockholders, and no lapse of a waiting period under any Requirement of Law or State Regulatory Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the issuance of Class A Common Stock upon the conversion of the Shares) by the Company, any of its Subsidiaries or any of the Management Stockholders, or enforcement against the Company, any of its Subsidiaries and the Management Stockholders, of the Transaction Agreements and the Related Transaction Agreements to which it, she or he, as the case may be, is a party or the transactions contemplated thereby.

          5.4  Binding Effect.  This Agreement, the other Transaction Agreements
               --------------
and the Related Transaction Agreements have been duly executed and delivered by the Company, each Subsidiary and the Management Stockholders (to the extent that each such Person is a party thereto) and constitute the legal, valid and binding obligations of the Company, each Subsidiary and the Management Stockholders (to the extent that each such Person is a party thereto) enforceable against the Company, each Subsidiary and the Management Stockholders (to the extent that each such Person is a party thereto) in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

          5.5  Litigation.  Except as set forth on Schedule 5.5, there are no
               ----------                          ------------
legal actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, any of its Subsidiaries and the Management Stock-holders, threatened, at law, in equity, in arbitration or before any Governmental Authority against or affecting the Company, any of its Subsidiaries or any of the Management Stockholders.

          5.6  Compliance with Laws.  The Company and its Subsidiaries are in
               --------------------
compliance with all Requirements of Law in all material respects. Neither the Company nor any of its Subsidiaries is required to be licensed or is otherwise subject to regulation as a health maintenance organization. The Company and its Subsidiaries either (i) are not subject to regulation as a preferred provider organization in any State in which the Company or any of its Subsidiaries con-ducts business or (ii) if subject to regulation as a preferred provider organization in any such State, are in compliance with such regulations. The contracts and agreements of the Company and its Subsidiaries either (x) are not subject to regulation as preferred provider arrangements in any State in which the Company or any of its Subsidiaries con-ducts business or (y) if subject to regulation as preferred provider arrangements in any such State, are in compliance with such regulations.

          5.7  No Default or Breach.  No event has occurred and is continuing
               --------------------
(or would result from the incurring of obligations by the Company, any of its Subsidiaries or any of the Management Stockholders under the Transaction Agree-ments or the Related Transaction Agreements) which constitutes or which with the giving of notice or passage of time would constitute an Event of Default or a default or event of default under any Contractual Obligation to which the Company, any of its Subsidiaries or any of the Management Stockholders is a party. Neither the Company, nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect, which, individually or together with all such defaults, would have a material adverse effect on the Condition of the Company, or which could adversely affect the ability of the Company or any of its Subsidiaries to perform its obligations under any Trans-action Agreements or Related Transaction Agreements.

          5.8  Title to Properties.  The Company and each of its Subsidiaries
               -------------------
have good record and marketable title in fee simple to, or holds interests as lessee under leases in full force and effect in, all of its real property, except for such defects in title as would not, individually or in the aggregate, have a material adverse effect on the Condition of the Company, or an adverse effect on the ability of the Company or any of its Subsidiaries to perform their obligations under the Transaction Agreements or the Related Transaction Agreements.

          5.9  Taxes.  The Company and each of its Subsidiaries have timely
               -----
filed all returns with respect to Taxes required to be filed through the date hereof in a manner consistent with prior years and applicable laws and regula-tions and all such Tax returns are true and complete in all material respects. The Company and each of its Subsidiaries have timely paid all Taxes that are due through the date hereof, or that are claimed or asserted by any taxing authority to be due through the date hereof, and the Management Stockholders have timely paid all Taxes that are due through the date hereof, or that are claimed or asserted by any taxing authority to be due through the date hereof, with respect to the operations of the Company and each of its Subsidiaries and with respect to which the Company or any of its Subsidiaries could at any time be directly or indirectly liable, in each case except for those Taxes that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. With respect to any period for which Tax returns have not yet been filed, or for which Taxes are not yet due or owing, the Company and each of its Subsidiaries have no liability for Taxes in each case other than Taxes incurred in the ordinary course of business or for which accruals are reflected in the Unaudited Financial Statements, and the Management Stockholders have no liability for Taxes with respect to the operations of the Company or any of its Subsidiaries and with respect to which the Company or any of its Subsidiaries could at any time be directly or indirectly liable, other than Taxes incurred in the ordinary course of the business of the Company and its Subsidiaries.

               (a) No audit or other proceeding by any court, taxing authority, or similar person is pending or, to the knowledge of the Company, any of its Subsidiaries or the Management Stockholders, threatened with respect to any Taxes due from or with respect to the operations of the Company or any of its Subsidiaries or any Tax return filed by or with respect to the operations of the Company or any of any its Subsidiaries. No assessment of Taxes is proposed against the Company, any of its Subsidiaries or their assets.

               (b) For all taxable periods ending on or before the Closing Date, the Company has had a valid election in effect to be treated as an "S corporation," within the meaning of Section 1361(a)(1) of the Code, and, except as set forth on Schedule 5.9, has had similar elections in effect under
                ------------
comparable provisions of state and local laws in each jurisdiction in which it does business.

               (c) None of the Management Stockholders are a "foreign person," within the meaning of Section 1445(b)(2) of the Code.

          5.10  Financial Condition.
                -------------------

               (a) The Company has furnished the Purchasers with true and complete copies of (i) the audited balance sheets of the Company as of
December 31, 1993 and December 31, 1992 and the related consolidated statements of operations and cash flows, together with the notes thereto, of the Company for the years ended December 31, 1993 and December 31, 1992 (collectively, the "Audited Financial Statements") and (ii) the unaudited balance sheet of the
 ----------------------------
Company as of September 30, 1994 and the related statements of operations and cash flows, together with the notes thereto, of the Company for the 9 month period ended September

30, 1994, in each case certified as being fairly stated in all material respects by the Chief Financial Officer of the Company (collectively, the "Unaudited Financial Statements"). The Audited Financial Statements fairly
 ------------------------------
present the financial position of the Company as of the date thereof, and the results of operations and cash flows of the Company for the periods set forth therein, all in conformity with GAAP consistently applied during the periods involved. The Unaudited Financial Statements fairly present the financial position of the Company as of the date thereof and the results of operations and cash flows of the Company for the periods set forth therein, all in conformity with GAAP consistently applied during the periods involved (subject to the absence of footnotes otherwise required by GAAP and to year end adjustments).

               (b) The Pro Forma Balance Sheet delivered to the Purchasers pursuant to Section 3.22 sets forth the consolidated assets and liabilities of the Company and its Subsidiaries on a pro forma basis after taking into account the Share Redemption, the Subordinated Loan and the consummation of the transactions contemplated by this Agreement. The Pro Forma Balance Sheet has been prepared by the Company in accordance with GAAP and fairly presents in all material respects the assets and liabilities of the Company and its Subsidiaries, as of September 30, 1994, based on the assumptions set forth therein.

          5.11  ERISA.  The execution and delivery of the Transaction Agreements
                -----
and the Related Transaction Agreements, the purchase and sale of the Shares hereunder and the consummation of the transactions contemplated hereby and thereby will not result in any non-exempt (within the meaning of the Code) prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) arising (i) by reason of the Company, a Subsidiary or any ERISA Affiliate being either a "party in interest" (as defined in Section 3(14) of ERISA or a "disqualified person" (as defined in Section 4975(e) of the Code) or by reason of a non-exempt prohibited transaction involving a Plan of the Company, a Subsidiary or any ERISA Affiliate or (ii) with respect to "plan assets" (as defined in Section 2510.3-101 of Department of Labor regulations under ERISA) of the Plans.

          5.12  Disclosure.
                ----------

               (a)  Agreement and Other Documents.  This Agreement, the other
                    -----------------------------
Transaction Agreements, the Related Transaction Agreements and any other agreements, documents and certificates furnished to the Purchasers by the Company pursuant to this Agreement at the Closing do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make any statement contained herein or therein, in the light of the circumstances under which it was made, not misleading.

               (b)  Material Adverse Effects.  Except for facts generally
                    ------------------------
affecting the health care industry or otherwise generally known within the health care industry, there is no fact known to any of the Management Stockholders which has not been disclosed to the Purchasers in writing which materially adversely affects, or, insofar as any of the Management Stockholders can reasonably foresee, will materially adversely affect the Condition of the Company or the ability of the Company or any of the Management Stockholders to perform its, her or his obligations under the Transaction Agreements, the Related Transaction Agreements or any other document or transaction contemplated thereby.

          5.13  No Material Adverse Change.  Except as described in Schedule
                --------------------------                          --------
5.13, since December 31, 1993, there has not been any material adverse change in
- ----
the Condition of the Company.

          5.14  Environmental Matters.
                ---------------------

               (a) The property, assets and operations of the Company and each of its Subsidiaries are and have been in material compliance with all applicable Environmental Laws. There are no Hazardous Materials stored or otherwise located in, on or under any of the property or assets of the Company or any of its Subsidiaries, including the groundwater, and, to the best knowledge of the Company or any of the Management Stockholders, there have been no releases or threatened releases of Hazardous Materials in, on or under any property adjoining any of the property or assets of the Company or any of its Subsidiaries.

               (b) None of the properties, assets or operations of the Company or any of its Subsidiaries is the subject of any federal, state or local investigation evaluating whether (i) any remedial action is needed to respond to a release or threatened release of any Hazardous Materials into the environment or (ii) any release or threatened release of any Hazardous Materials into the environment is in contravention of any Environmental Law.

               (c) Neither the Company nor any of its Subsidiaries have received any notice or claim, nor are there pending, or, to the best knowledge of the Company or any of the Management Stockholders, threatened or reasonably anticipated lawsuits or proceedings against the Company or any of its Subsidiaries with respect to violations of an

Environmental Law or in connection with the presence of or exposure to any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment, and the Company and each of its Subsidiaries neither are nor were the owner or operator of any property which
(i) pursuant to any Environmental Law has been placed on any list of Hazardous Materials disposal sites, including without limitation, the "National Priorities List" or "CERCLIS List," (ii) has or, to the knowledge of the Company or any of the Management Stockholders, had any subsurface storage tanks located thereon or
(iii) to the knowledge of the Company or any of the Management Stockholders has ever been used as or for a waste disposal facility, a mine, a gasoline service station or a petroleum products storage facility.

               (d) Neither the Company nor any of its Subsidiaries have any present or contingent liability in connection with the presence either on or off the property or assets of the Company or any of its Subsidiaries of any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment.

          5.15  Investment Company/Government Regulations.  After giving effect
                -----------------------------------------
to the transactions contemplated by the Transaction Agreements and the Related Transaction Agreements, neither the Company, any of its Subsidiaries or any Person controlling, controlled by or under common control with the Company will be an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Company or any of its Subsidiaries are subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur Indebtedness.

          5.16  Subsidiaries.  Schedule 5.16 sets forth a complete and accurate
                ------------   -------------
list of all of the Subsidiaries of the Company together with their respective jurisdictions of incorporation or organization. Each such Subsidiary is directly wholly owned by the Company. All of the outstanding shares of capital stock of the Subsidiaries that are corporations are validly issued, fully paid and non-assessable. All of the outstanding shares of capital stock of, or other ownership interests in, each of the Subsidiaries are owned by the Company or by a wholly owned Subsidiary free and clear of any Liens. No Subsidiary has outstanding options, warrants, subscriptions, calls, rights convertible securities or other agreements or commitments obligating the Subsidiary to issue, transfer or sell any securities of the Subsidiary.

          5.17  Capitalization.
                --------------

               (a) The authorized capital stock of the Company consists of 8,310,672 shares of Class A Common Stock, 427,328 shares of Class B Common Stock and 1,262,000 shares of Series A Preferred Stock. As of the Closing and after giving effect to the transactions contemplated by the Transaction Agreements and the Related Transaction Agreements, (i) 2,268,836 shares of Class A Common Stock, 427,328 shares of Class B Common Stock and 1,262,000 shares of Series A Preferred Stock will be issued and outstanding, all of which will be owned of record by the Persons listed on Schedule 5.17 in the amounts listed next to the
                                -------------
name of each such Person, (ii) 581,839 shares of Class A Common Stock will be reserved for issuance pursuant to employee stock options granted or which may be granted pursuant to the Medicon Stock Option Plans and (iii) 1,689,328 shares of Class A Common Stock are reserved for issuance in connection with the conversion of the Series A Preferred Stock and the Class B Common Stock. All outstanding shares of capital stock of the Company have been duly authorized. All outstanding shares of capital stock of the Company are, and the shares of Class A Common Stock issuable upon conversion of the Shares will be, validly issued, fully paid, nonassessable and free and clear of any Lien.

               (b) At the Closing, except for the Series A Preferred Stock and the Class B Common Stock, there will be no outstanding securities convertible into or exchangeable for capital stock of the Company or options, warrants or other rights to purchase or subscribe to capital stock of the Company or contracts, commitments, agreements, understandings or arrangements of any kind to which the Company is a party relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights.

          5.18  Solvency.  The Company and each of its Subsidiaries are Solvent
                --------
and will not as a result of any transaction contemplated in any Transaction Agreement or Related Transaction Agreement become not Solvent.

          5.19  Private Offering.  No form of general solicitation or general
                ----------------
advertising was used by the Company or its representatives in connection with the offer or sale of the Shares, the Senior Subordinated Notes, the Junior Subordinated Notes or the Class A Shares. No registration of the Shares, the Senior Subordinated Notes, the Junior Subordinated Notes or the Class A shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required in connection with the offer, sale or issuance of the Shares, the Senior

Subordinated Notes, the Junior Subordinated Notes or the Class A Shares. The Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the Shares, the Senior Subordinated Notes, the Junior Subordinated Notes or the Class A Shares or any other security so as to require the registration of the Shares, the Senior Subordinated Notes, the Junior Subordinated Notes or the Class A Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Shares, Senior Subordinated Notes, Junior Subordinated Notes or Class A Shares are so registered.

          5.20  Broker's, Finder's or Similar Fees.  Except for the Company's
                ----------------------------------
agreement with Wasserstein Perella & Co. which requires the Company to pay fees totaling $1,125,000.00, all of which fees have been paid by the Company, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by the Company.

          5.21  Labor Relations.  Neither the Company nor any of its
                ---------------
Subsidiaries is engaged in any unfair labor practice. There is (a) no unfair labor practice complaint pending or, to the best knowledge of the Company or any of the Management Stockholders, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the best knowledge of the Company or any of the Management Stockholders, threatened, (b) no strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of its Subsidiaries, and (c) no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and, to the knowledge of the Company or any of the Management Stockholders, no union organizing activities are taking place.

          5.22  Employee Benefit Plans.  Neither the Company nor any of its
                ----------------------
Subsidiaries nor any ERISA Affiliate has any actual or contingent, direct or indirect, liability in respect of any employee benefit plan (as defined in Sec-tion 3(3) of ERISA) or other employee benefit arrangement, other than as listed on Schedule 5.22(a) (collectively, the "Plans"). Except for the items noted on
   ----------------                     -----
Schedule 5.22(a), the Company has delivered to the Purchasers accurate and
- ----------------
complete copies of all of the Plans. All of the Plans are in compliance with all applicable Requirements of Law. Except as set forth on Schedule 5.22(b),
                                                            ----------------
there is no "employee benefit plan" (as defined in Section 3(3) of

ERISA) or "plan" (as defined in Section 4975 of the Code) in respect of which either the Company, or any ERISA Affiliate, is either a "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in
Section 4975(e) of the Code). No Plan (a) is subject to Title IV of ERISA, or is otherwise a Defined Benefit Plan, or is a multiple employer plan (within the meaning of Section 413(c) of the Code); or (b) except as set forth on
Schedule 5.22(b), provides for post-retirement welfare benefits or a "parachute
- ----------------
payment" (within the meaning of Section 280G(b) of the Code).

          5.23  Patents, Trademarks, Etc.
                -------------------------

               (a) The Company and each of its Subsidiaries owns or has licensed or otherwise has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses, franchises and other rights that are material to the operation of their businesses as presently conducted or proposed to be conducted.

               (b) The Company and each of its Subsidiaries own all computer software, including the source codes thereto, that is material to the operation of their businesses as presently conducted or proposed to be conducted. All computer software owned by the Company and each of its Subsidiaries, including the source codes thereto, is free and clear of all Liens, has not in any material way been divulged to any third party and represents unique work product to which the Company and each of its Subsidiaries, as the case may be, has good and marketable title. The Company and each of its Subsidiaries uses and has used its best efforts to secure and maintain its intellectual property rights in any and all computer software it owns. Duplicates of all such computer software, including the source codes thereto, are at a secure off-site location.


               (c) No product, process, method, substance or other material presently owned, sold, licensed or employed by the Company or any of its Subsidiaries, or which the Company or any of its Subsidiaries contemplates owning, selling, licensing or employing, (i) infringes upon the patents, trademarks, service marks, copyrights or licenses that are owned by others or
(ii) to the best knowledge of the Company or any of the Management Stockholders, is being infringed upon by any other Person. No litigation is pending and no claim has been made against the Company or any of its Subsidiaries or, to the best knowledge of the Company or any of the Management Stockholders, is threatened, contesting the right of the Company or any of its Subsidiaries to own, sell, license or use any product, process, method, substance or other material presently owned, sold, licensed or employed by the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries intends to acquire an ownership interest in, sell, license or employ.

          5.24  Potential Conflicts of Interest.  To the best knowledge of the
                -------------------------------
Company or any of the Management Stockholders, except as set forth on Schedule
                                                                      --------
5.24, no officer, director or stockholder of the Company or any of its
- ----
Subsidiaries, no relative or spouse of any such officer, director or stockholder and no Affiliate of any of the foregoing: (a) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company or any of its Subsidiaries; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or any of its Subsidiaries uses in the conduct of its business; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Company or any of its Subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements arising in the ordinary course of business.

          5.25  Trade Relations.  To the best knowledge of the Company or any of
                ---------------
the Management Stockholders, there exists no actual or threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship or business of the Company and its Subsidiaries taken as a whole or their business with any customer or any group of customers whose use of their services are individually or in the aggregate material to the business of the Company and its Subsidiaries then as a whole, or with any material supplier, and there exists no condition or state of facts or circumstances that would adversely affect the Condition of the Company or prevent the Company or its Subsidiaries from conducting their business after the consummation of the transactions contemplated by the Transaction Agreements and the Related Transaction Agreements in substantially the same manner in which it heretofore has been conducted.

          5.26  Outstanding Borrowings.  Schedule 5.26 lists (i) the amount of
                ----------------------   -------------
all Outstanding Borrowings (other than the Senior Subordinated Notes and the Junior Subordinated Notes), (ii) the Liens that relate to such Outstanding

Borrowings and that encumber the assets of the Company or any of its Subsidiaries and (iii) the name of each lender thereof.

          5.27  Material Contracts.  Neither the Company nor any Subsidiary is a
                ------------------
party to any Contractual Obligation and is not subject to any charge, corporate restriction, judgment, injunction, decree or Requirement of Law materially adversely affecting, or which may adversely affect, the Condition of the Company. Schedule 5.27 lists all contracts, agreements and commitments of the
          -------------
Company and any Subsidiary as of the Closing Date, whether written or oral, other than (a) the Transaction Agreements, (b) the Related Transaction Agreements, (c) provider contracts with individual physicians or other providers whose payments received from the Company do not represent cost of services for the period from January 1, 1994 through September 30, 1994 in excess of those paid to the one-hundred largest, non-individual physician providers, (d) pur-chase orders in the ordinary course of the Company's and any Subsidiary's business and (e) any other contracts, agreements and commitments of the Company or any Subsidiary that (i) do not extend beyond December 31, 1995 and involve the receipt or payment of not more than $50,000, (ii) do not relate to employment or labor matters and (iii) are not material to the Condition of the Company. All of the contracts, agreements and commitments of the Company and its Subsidiaries are in full force and effect and binding upon the parties thereto in accordance with their terms. Neither the Company nor any Subsidiary thereof, nor to the knowledge of the Company and the Management Stockholders, any other party to such contracts, agreements and commitments is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. Neither the Company nor any Management Stockholder has any knowledge of any proposed, pending, or likely cancellation or termination of any such contract, agreement or commitment.

          5.28  Insurance.  Schedule 5.28 (a) accurately summarizes all of the
                ---------   -------------
Company's and any Subsidiary's insurance policies or programs in effect as of the date hereof and indicates the insurer's name, policy number, expiration date, amount of coverage, type of coverage, annual premiums, exclusions and deductibles, and (b) indicates any self-insurance program that is in effect. The Company and each of its Subsidiaries maintain insurance in such amounts and covering such risks as are usually and customarily carried with respect to similar businesses according to their respective locations.

          5.29  Prospective Contracts and Projections.  Prior to the date
                -------------------------------------
hereof, the Company delivered to the Purchasers financial projections (the "Projections") and a list of prospective contracts (the "Prospective Contracts
 -----------                                             ---------------------
List").  The assumptions used in preparation of the Projections were reasonable
- ----
when made and continue to be reasonable as of the Closing Date. The Projections and Prospective Contracts List have been prepared in good faith and the Projections give effect to the transactions contemplated by the Transaction Agreements and the Related Transaction Agreements, except that they do not reflect the issuance of debt by the Company. The Purchasers acknowledge that the Prospective Contracts List and Projections contain assumptions about future events and that actual results during the period or periods covered may differ from the data and results contained in such Prospective Contracts List and Projections.

          5.30  Effect of Proposed Transactions on Representations.  All
                --------------------------------------------------
representations and warranties of the Company and the Management Stockholders in the Transaction Agreements, the Related Transaction Agreements and in any other documents or certificates delivered to the Purchasers in connection with the transactions contemplated hereby and/or thereby are true and correct on the date hereof and at and as of the Closing Date after giving effect to the transactions contemplated by such documents and certificates.

          5.31  Revenue Accounting.  Neither the Company or any Management
                ------------------
Stockholder is aware of any proposed Accounting Changes or any proposal from any of its clients with respect to payments to the Company that would be reasonably likely to negatively impact the way in which the Company recognizes revenue.

          5.32  Small Business Matters.  The Company, together with its
                ----------------------
"affiliates" (as that term is defined in Title 13, Code of Federal Regulations, Sec. 121.401), is a "small business concern" within the meaning of the Small Business Investment Act of 1958 and the regulations thereunder, including
Title 13, Code of Federal Regulations, Sec. 121.802. The information set forth in the Small Business Administration Forms 480, 652 and Section A of Form 1031 regarding the Company is accurate and complete. Copies of such forms shall have been completed and executed by the Company and delivered to CVCA at the Closing. Neither the Company nor any of its Subsidiaries presently engages in, and it shall not hereafter engage in, any activities, nor shall the Company or any of its Subsidiaries use directly or indirectly the proceeds from the sale of the Shares, for any purpose for which a Small Business

Investment Company is prohibited from providing funds by the Small Business Investment Act of 1958 and the regulations thereunder, including Title 13, Code of Federal Regulations, Sec. 107.901. The proceeds from the Company's sale of the Shares will only be used as provided in Section 8.3.

                                    ARTICLE 6

                               REPRESENTATIONS AND
                          WARRANTIES OF THE PURCHASERS
                          ----------------------------

          Each of the Purchasers, severally and not jointly, hereby represents and warrants as follows:

          6.1  Authorization; No Contravention.  The execution, delivery and
               -------------------------------
performance by such Purchaser of this Agreement (a) is within such Purchaser's power and authority and has been duly authorized by all necessary action,
(b) does not contravene the terms of such Purchaser's organizational documents or any amendment thereof, and (c) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under any Contractual Obligation of such Purchaser or any Requirement of Law applicable to such Purchaser.

          6.2  Binding Effect.  This Agreement has been duly executed and
               --------------
delivered by such Purchaser, and this Agreement constitutes the legal, valid and binding obligation of such Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          6.3  Purchase for Own Account.  The Shares to be acquired by such
               ------------------------
Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state thereof, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of its Shares or any shares of Class A Common Stock issued upon conversion of Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of its Shares or any shares of Class A Common Stock issued upon conversion of Shares, such

Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Shares and any shares of Class A Common
Stock issued upon conversion of the Shares to the following effect:  "THE
                                                                      ---
SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
- -----------------------------------------------------------------------------
SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY
- -------------------------------------------------------------------------------
NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE
- --------------------------------------------------------------------
REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR
- -----------------------------------------------------------------------------
PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT
- --------------------------------------------------------------------------------
AND SUCH LAWS."
- -------------

          6.4  Broker's, Finder's or Similar Fees.  There are no brokerage
               ----------------------------------
commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.


                                    ARTICLE 7

                                 INDEMNIFICATION
                                 ---------------

          7.1  Indemnification.  In addition to all other sums due hereunder or
               ---------------
provided for in this Agreement, the Company and the Management Stockholders each agree, on a joint and several basis, but subject to Section 7.3, to indemnify and hold harmless each of the Purchasers and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law
                   -----------------
from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel) or other liabilities (collectively, "Liabilities") resulting from or arising out
                                     -----------
of (i) any breach of any representation or warranty, covenant or agreement of the Company or any of the Management Stockholders in this Agreement, any other Transaction Agreement, any Related Transaction Agreement or any legal, admini-strative or other actions (including actions brought by the Purchasers or the Company or any equity holders of the Company or derivative actions brought by any Person claiming through or in the Company's name), proceedings or investi-gations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement, any other Transaction Agreement, any Related Transaction Agreement or any transaction contemplated thereby or any Indemnified Party's role therein or in any transaction contemplated thereby and (ii) any negligent act, willful misconduct or malpractice that occurred prior to the Closing and that was performed by any Person in rendering any kind of medical services whether in the course of their employment with the Company or any of its Subsidiaries or while acting as their agent or pursuant to any arrangement, be it contractual or otherwise (but only to the extent the Company's payments with respect to such negligence, misconduct or malpractice are not covered by insurance); provided, however, that neither the Company nor any of the
            --------  -------
Management Stockholders shall be liable under this Section 7.1 to an Indemnified Party (a) for any amount paid in settlement of claims without the Company's consent (which consent shall not be unreasonably withheld), (b) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct or gross negligence of such Indemnified Party or (c) to the extent that it is finally judicially determined that such Liabilities resulted from the material breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement; provided, further, that if and to the extent that
                             --------  -------
such indemnification is unenforceable for any reason, first the Management Stockholders shall, on a joint and several basis, make the maximum contribution to the payment and satisfaction of such Liabilities which shall be permissible under applicable laws and if and to the extent any such Liabilities are still not fully satisfied, the Company shall thereafter make the maximum contribution to the payment and satisfaction of such Liabilities which shall be permissible under applicable laws. In connection with the obligations of the Company and the Management Stockholders to indemnify for expenses as set forth above, the Company and the Management Stockholders further agree, on a joint and several basis, upon presentation to the Company of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party; provided, however,
                                                            --------  -------
that, if an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judi-cially determined that the Liabilities in question resulted (a) primarily from the willful misconduct or gross negligence of such Indemnified Party or (b) from the material breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement. For the benefit of the Purchasers, the Management Stockholders also agree to waive all right to contribution from the Company and agree that they will in no event seek contribution from the Company resulting from or arising out of the payment and satisfaction of Liabilities hereunder.

          7.2  Notification.  Each Indemnified Party under this Article 7 will,
               ------------
promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company or any of the Management Stockholders under this Article 7, notify the Company in writing of the commencement thereof (and the Company shall so notify the Management Stockholders). The omission of any Indemnified Party to so notify the Company of any such action shall not relieve the Company or any of the Management Stockholders from any liability which any of them may have to such Indemnified Party (a) other than pursuant to this Article 7 or (b) under this Article 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company (but not any Management Stockholder) shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain
- --------  -------
separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which the Company or any of the Management Stockholders, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Company or any Management Stockholder, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representa-tion advisable. The Company and the Management Stockholders each agree that it, she or he, as the case may be, will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Purchasers and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Company and the Management Stockholders shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without the Company's written consent, which consent shall not be unreasonably withheld. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

          7.3  Limitations on Indemnification.  Notwithstanding any other
               ------------------------------
provision of this Article 7, the indemnification obligation of the Management Stockholders and the Company hereunder shall be limited as follows:

                 (i) the Management Stockholders and the Company shall not be obligated to make any payment for indemnification pursuant to
     Section 7.1(i) hereof until the aggregate amount of indemnification payments under this Agreement and the Subordinated Note and Stock Purchase Agreement (other than payments pursuant to Section 7.1(ii) of this Agreement and Section 7.1(ii) of the Subordinated Note and Stock Purchase Agreement) exceed $500,000.00 (the "Basket Amount"), whereupon the Company
                                         -------------
     and the Management Stockholders shall be obligated to pay in full all such amounts for indemnification, including the Basket Amount, subject to clause
     (iii) below;

                (ii) the Management Stockholders and the Company shall not be obligated to make any payment for indemnification pursuant to Section 7.1(ii) hereof until the aggregate amount of indemnification payments under this Agreement and the Subordinated Note and Stock Purchase Agreement (other than payments pursuant to Section 7.1(i) of this Agreement and
     Section 7.1(i) of the Subordinated Note and Stock Purchase Agreement) exceed $500,000.00 (the "Insurance Basket Amount"), whereupon the Company
                              -----------------------
     shall be obligated to pay in full all such amounts for indemnification, including the Insurance Basket Amount, subject to clause (iii) below; and

               (iii) none of the Management Stockholders shall be individually obligated to pay any amount for indemnification pursuant to Section 7 hereof and under the Subordinated Note and Stock Purchase Agreement in excess of 100% of the aggregate payment received by such Management Stockholder from the Company pursuant to the Share Redemption Agreement.

                                    ARTICLE 8

                              AFFIRMATIVE COVENANTS
                              ---------------------

          8.1  Operation of Company.  From and after the date hereof through the
               --------------------
Closing Date, the Company and its Subsidiaries shall not, and the Management Stockholders shall cause the Company and its Subsidiaries not to, enter into any transaction or take any action other than in the ordinary course of business, except with the prior written consent of the Purchasers.

          8.2  Exclusivity.  From the date hereof through the earlier of the
               -----------
Closing Date and December 31, 1994, neither the Company nor any Management Stockholder shall enter into discussions or negotiations with any Persons other than the Purchasers and Whitney Debt Fund in respect of any transaction similar in nature to any transaction contemplated by any Transaction Agreement or Related Transaction Agreement.

          8.3  Use of Proceeds.  The Company shall use the proceeds of the sale
               ---------------
of the Shares hereunder only (a) in connection with the Share Redemption,
(b) for the payment of fees and expenses in connection with the transactions contemplated in the Transaction Agreements and (c) for general corporate purposes.

          8.4  Consummation of Share Redemption.  On the Closing Date, the
               --------------------------------
Company and the Management Stockholders shall consummate the Share Redemption on the terms provided for in the Share Redemption Agreement and shall deliver to the Purchasers evidence thereof, which evidence shall be in form and substance satisfactory to the Purchasers.

          8.5   Taxes.  The Company and its Subsidiaries shall prepare and
                -----
timely file, in a manner consistent with prior years and applicable laws and regulations, all Tax returns required to be filed on or before the Closing Date, and all such Tax returns will be true and complete in all material respects.
The Company and its Subsidiaries shall timely pay all Taxes required to be paid by them on or before the Closing Date, or that are claimed or asserted by any taxing authority to be due on or before the Closing Date, and the Management Stockholders shall timely pay all Taxes required to be paid by any of them on or before the Closing Date, or that are claimed or asserted by any taxing authority to be due on or before the Closing Date, with respect to the operations of the Company and its Subsidiaries and with respect to which the Company and its Subsidiaries could at any time be directly or indirectly liable, in each case except for those Taxes that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

          8.6  Information Rights.
               ------------------


               8.6.1     Compliance.  Upon the request of any Purchaser, the
                         ----------
Company promptly (and in any event within 20 days of such request) will furnish to such Purchaser all information necessary in order for such Purchaser to
(i) prepare and file SBA Form 468 and any other information requested or required by any Governmental Authority asserting jurisdiction over such Purchaser and (ii) confirm that the use of the proceeds of the sale of the Shares contemplated hereby was as described in Section 8.3. If the Company breaches this covenant in any material respect, then in addition to all other remedies available to the Purchasers, the Purchasers may demand that the Company repurchase all of the Shares acquired by the Purchasers at the purchase price thereof.

               8.6.2     Regulatory Compliance Cooperation.
                         ---------------------------------

               (a) In the event that any Purchaser determines that it has a Regulatory Problem (as defined below), the Company agrees to take all such actions as are reasonably requested by such Purchaser in order (i) to effectuate and facilitate any transfer by such Purchaser of any Securities (as defined below) of the Company then held by such Purchaser to any Affiliate of the Purchaser designated by such Purchaser, (ii) to permit such Purchaser (or any Affiliate of such Purchaser) to exchange all or any portion of the voting Securities then held by such Person on a share-for-share basis for shares of a class of nonvoting Securities of the Company, which nonvoting Securities shall be identical in all respects to such voting Securities, except that such new Securities shall be nonvoting and shall be convertible into voting Securities on such terms as are requested by such Purchaser in light of regulatory considerations then prevailing, and (iii) to continue and preserve the respective allocation of the voting interests with respect to the Company provided for in the Stockholders' Agreement and with respect to such Purchaser's ownership of the Company's voting Securities. Such actions may include, but shall not necessarily be limited to:

                    (A) entering into such additional agreements as are requested by such Purchaser to permit any Person(s) designated by such Purchaser to exercise any voting power which is relinquished by such Purchaser upon any exchange of voting Securities for nonvoting Securities of the Company; and

                    (B) entering into such additional agreements, adopting such amendments to the Amended and Restated Articles of Incorporation and Bylaws of the Company and taking such additional actions as are reasonably requested by such Purchaser in order to effectuate the intent of the foregoing.

               The Management Stockholders shall cooperate with the Company in complying with this Section 8.6, including approving the amendment of the Company's Restated Articles of Incorporation in a manner reasonably requested by any Purchaser.

               (b) In the event any Purchaser has the right to acquire any of the Company's Securities (as the result of a preemptive offer, pro rata offer or
                                                               --- ----
otherwise), at such Purchaser's request the Company will offer to sell to such Purchaser non-voting Securities on the same terms as would have existed had such Purchaser acquired the Securities so offered and immediately requested their exchange for non-voting Securities pursuant to paragraph (a) above.

               (c) The Company shall grant to any subsequent holder of Securities originally acquired by any Purchaser ("Subsequent Purchasers"), upon
                                                  ---------------------
such Person's request, the same rights granted to the Purchasers pursuant to this Section 8.6.

               (d) In the event that any Subsidiary of the Company ever offers to sell any of its Securities, then the Company will cause such Subsidiary to enter into agreements with the Purchasers and any Subsequent Purchasers substantially similar to this Section 8.6.

               (e)  For purposes of this Section 8.6, a "Regulatory Problem"
                                                         ------------------
means any set of facts or circumstances wherein it has been asserted in writing by any governmental regulatory agency (or there is a substantial risk of such assertion) that such Purchaser is not entitled to hold, or exercise any significant right with respect to, the Securities.

               (f)  As used in this Section 8.6, "Securities" means with respect
                                                  ----------
to any Person, such Person's capital stock or any options, warrants or other securities which are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock. Whenever a reference herein to Securities is referring to any derivative Securities, the rights of any Purchaser and Subsequent Purchasers shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative Securities.


                                    ARTICLE 9

                                  MISCELLANEOUS
                                  -------------

          9.1  Survival of Representations and Warranties.  All of the repre-
               ------------------------------------------
sentations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchasers, acceptance of the Shares and payment therefor, conversion of the Shares or termination of this Agreement and shall terminate on April 30, 1997; provided,
                                                                     --------
however, that the representations and warranties set forth in Section 5.14
- -------
hereof shall expire on the fourth anniversary hereof and the representations and warranties set forth in Section 5.9 hereof shall expire upon the expiration of any statute of limitations period applicable to the subject matter thereof (after taking into account any waivers or extensions of any such period pursuant to applicable law).

          9.2  Notices.  All notices, demands and other communications provided
               -------
for or permitted hereunder shall be made in writing and shall be by telecopier, courier service or personal delivery:

               (a)  if to Whitney or Whitney Equity Fund:

                    J.H. Whitney & Co.
                    177 Broad Street
                    Stamford, Connecticut 06901
                    Telecopier No.:  (203) 973-1422
                    Attention:  Jeffrey R. Jay, M.D.

               with a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison
                    1285 Avenue of the Americas
                    New York, New York 10019-6064
                    Telecopier No.:  (212) 757-3990
                    Attention:  Toby S. Myerson, Esq.

               (b)  if to CVCA:

                    Chemical Venture Capital
                      Associates, A California
                      Limited Partnership
                    c/o Chemical Venture Partners
                    270 Park Avenue
                    5th Floor
                    New York, New York 10017-2070
                    Telecopier No.:  (212) 270-2327
                    Attention:  Mitchell J. Blutt, M.D.
                                Damion E. Wicker, M.D.

               with a copy to:

                    O'Sullivan, Graev & Karabell
                    30 Rockefeller Plaza
                    41st Floor
                    New York, NY  10112
                    Telecopier No.:  (212) 408-2420
                    Attention:  John Suydam, Esq.

               (c)  if to the Company:

                    Medicon, Inc.
                    40 Skokie Boulevard
                    Northbook, Illinois  60062-1618
                    Telecopier No.:  (708) 559-6900
                    Attention:  Lawrence Rubinstein, Esq.

               with a copy to:

                    Katten Muchin & Zavis
                    525 West Monroe Street
                    Suite 1600
                    Chicago, Illinois  60661-3693
                    Telecopier No.:  (312) 902-1061
                    Attention:  Herbert S. Wander, Esq.

               (d) if to any Management Stockholder, at his or her address as it appears on the record books of the Company.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; and when receipt is acknowledged, if telecopied.

          9.3  Successors and Assigns.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, each of the Purchasers may assign any of its rights under any of the Transaction Agreements to any of its Affiliates. Neither the Company nor any Management Stockholder may assign any of its, hers or his, as the case may be, rights under this Agreement without the written consent of the Purchasers. Except as provided in Article 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Agreements.

          9.4  Amendment and Waiver.
               --------------------

               (a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law, in equity or otherwise.

               (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party hereto from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the other parties hereto and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

          9.5  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          9.6  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

          9.7  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of New York, without regard to the principles of conflicts of law of such State.

          9.8  Jurisdiction.  Each party to this Agreement hereby irrevocably
               ------------
agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or referred to in Section 9.2, such service to become effective 10 days after such mailing.

          9.9  Severability.  If any one or more of the provisions contained
               ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          9.10  Rules of Construction.  Unless the context otherwise requires,
                ---------------------
"or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

          9.11  Variations in Pronouns.  All pronouns and any variations thereof
                ----------------------
refer to the masculine, feminine or neuter, singular or plural, as the context may require.

          9.12  Entire Agreement.  This Agreement, the other Transaction
                ----------------
Agreements and the Related Transaction Agreements, are intended by the parties to be a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein or therein. This Agreement, the other Transaction Agreements and the Related Transaction Agreements, supersede all prior agreements and understandings between the parties with respect to such subject matter.

          9.13  Certain Expenses.  The Company will pay all expenses of the
                ----------------
Purchasers (including reasonable fees,
charges and disbursements of counsel) in connection with any amendment, supplement, modification or waiver of or to any provision of this Agreement or the Amended and Restated Articles of Incorporation of the Company, or any consent to any departure by the Company or any of the Management Stockholders from the terms of any provision of this Agreement or the Amended and Restated Articles of Incorporation of the Company.

          9.14  Publicity.  Except as may be required by applicable law, none of
                ---------
the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions con-templated hereby, without prior approval by the other parties hereto; provided,
                                                                      --------
however, that the Purchasers and their Affiliates shall be permitted, without
- -------
the prior approval of the other parties hereto, to arrange for the publication on or after the Closing Date of customary "tombstone" advertisements. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

          9.15   Limitations on Rights of Third Parties.  Nothing expressed or
                 ---------------------------------------
implied in this Agreement is intended or shall be construed to confer upon or give any person other than the Company, the Purchasers and the Indemnified Parties any rights or remedies under or by reason of this Agreement.

          9.16  Further Assurances.  Each of the parties shall execute such
                ------------------
documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                         MEDICON, INC.


                         By /s/ John E. Adams
                           ------------------------------
                            Name:  John E. Adams
                            Title: EVP & COO

                         WHITNEY 1990 EQUITY FUND, L.P.


                         By  /s/ Jeffrey R. Jay
                            -----------------------------
                            Name: Jeffrey R. Jay
                            A General Partner

                         J.H. WHITNEY & CO.


                         By  /s/ Jeffrey R. Jay
                            -----------------------------
                            Name: Jeffrey R. Jay
                            A General Partner

                          CHEMICAL VENTURES CAPITAL ASSOCIATES, A California Limited Partnership


                          By:  Chemical Venture Partners
                               Its General Partner


                          By:  /s/
                              ---------------------------
                             Name:
                                  Executive Partner

                             ____________________________
                             Alan P. Mintz

                               /s/ John E. Adams
                             ----------------------------
                             John E. Adams

                               IN WITNESS WHEREOF, the parties hereto have
caused this Agreement to be executed and delivered as of the date first above written.

                             MEDICON, INC.


                             By
                               ------------------------------
                                Name:
                                Title:

                             WHITNEY 1990 EQUITY FUND, L.P.


                             By
                                -----------------------------
                                Name:
                                A General Partner

                             J.H. WHITNEY & CO.


                             By  /s/ Jeffrey R. Jay
                                -----------------------------
                                Name: Jeffrey R. Jay
                                A General Partner

                             CHEMICAL VENTURES CAPITAL ASSOCIATES, A California Limited Partnership


                             By:  Chemical Venture Partners
                                  Its General Partner


                             By:
                                 ---------------------------
                                Name:
                                     Executive Partner

                                  /s/ Alan P. Mintz
                                ----------------------------
                                Alan P. Mintz


                                ----------------------------
                              John E. Adams

                              /s/ Lawrence Rubinstein
                             ----------------------------
                             Lawrence Rubinstein

                             ____________________________
                             Alan Spiro

                             ___________________________
                             Sheldon K. Gulinson

                             ___________________________
                             Nancie Blatt

                             ----------------------------
                             Lawrence Rubinstein

                               /s/ Alan Spiro
                             ----------------------------
                             Alan Spiro

                             ___________________________
                             Sheldon K. Gulinson

                             ___________________________
                             Nancie Blatt

                             ----------------------------
                             Lawrence Rubinstein

                             ____________________________
                             Alan Spiro

                              /s/ Sheldon K. Gulinson
                             ----------------------------
                             Sheldon K. Gulinson

                             ___________________________
                             Nancie Blatt

                             ----------------------------
                             Lawrence Rubinstein

                             ____________________________
                             Alan Spiro


                             ----------------------------
                             Sheldon K. Gulinson

                              /s/ Nancie Blatt
                             ----------------------------
                             Nancie Blatt